Exhibit 10.8

DATED [__]

(1) Helix Acquisition Corp.

(2) [__]

SUBSCRIPTION AGREEMENT

Table of Contents

Clause		Page
1.	subscription and class c shares	1
2.	Whole Agreement	2
3.	ASSIGNMENT	2
4.	Counterparts	2
5.	General	2
6.	governing law	2
7.	Excluding Third party rights	2

i

THIS AGREEMENT is made on [__]

BETWEEN

(1)	Helix Acquisition Corp. (the “Company”), a Cayman Islands exempted company of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands; and

(2)	[__] (the “Subscriber”).

WHEREAS

(A)	The Company intends to issue and the Subscriber intends to subscribe for the Class C Shares (as defined below) in accordance with the terms of this Agreement.

(B)	This Agreement is being entered into in connection with the Business Combination Agreement, dated October 4, 2021 (the “Business Combination Agreement”), between, among others, the Company, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (“MoonLake”), and the Subscriber.

(C)	The Company intends to enter into a restated and amended shareholders’ agreement of MoonLake (as may be amended from time to time, the “Shareholders’ Agreement”) between, among others, the Company, the Subscriber and MoonLake upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”).

(D)	Unless otherwise stated, capitalised terms in this Agreement shall have the meanings given to them in the Shareholders’ Agreement.

IT IS AGREED

1.	subscription and class c shares

1.1	Effective upon the Closing, and upon the terms and subject to the conditions of this Agreement, the Subscriber agrees to subscribe for and the Company agrees to issue [__] Class C ordinary shares of nominal value of US$0.0001 each in the capital of the Company (the “Class C Shares”) in accordance with, and subject to, (i) the terms and conditions as set out in the Company’s second amended and restated memorandum and articles of association to be effective upon the Closing (as may be amended from time to time) and (ii) the Shareholders’ Agreement, for an aggregate subscription price of US$[__] (the “Subscription Amount”).

1.2	The Subscriber and the Company hereby agree and undertake that:

(a)	Upon or prior to the Closing, the Subscriber shall pay, or cause to be paid on its behalf, in full the Subscription Amount to the Company and, following such payment, no amounts will be outstanding or owing to the Company in respect of the Subscription Amount and the Company shall register the Subscriber’s name in the register of members of the Company as the holder of the Class C Shares;

(b)	any transfer of the Class C Shares shall be subject to the applicable transfer restrictions in the Shareholders’ Agreement; and

(c)	in accordance with the terms of the Shareholders’ Agreement, upon the exchange of the Common Shares held by the Subscriber in MoonLake for the number of Class A Ordinary Shares in the Company (the “Class A Shares”) as determined in the Shareholders’ Agreement (the “Exchange”), the Subscriber shall immediately surrender a number of Class C Shares equal to the number of Class A Shares as determined in the Shareholders’ Agreement and received by the Subscriber pursuant to, and in accordance with, the Exchange.

2.	Whole Agreement

2.1	This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract.

3.	ASSIGNMENT

3.1	This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors in title and permitted assigns and transferees.

4.	Counterparts

4.1	This Agreement may be entered into in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

4.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

5.	General

5.1	The invalidity or unenforceability of any provision of this Agreement shall not prejudice or affect the validity or enforceability of the remainder.

5.2	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each of the parties to this Agreement.

5.3	The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

5.4	The rights and remedies contained in this Agreement are cumulative and not exclusive of rights and remedies provided by law.

5.5	The relationship between the parties hereto does not constitute a partnership and nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto and none of them shall have any authority to bind the others as partners in any way.

6.	governing law

This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands and the parties irrevocably submit to the non-exclusive jurisdiction of the Cayman Islands courts.

7.	Excluding Third party rights

A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act, 2014 (as amended) to enforce any term of this Agreement.

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IN WITNESS whereof this Agreement has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of HELIX ACQUISITION CORP.	)
)
)
	)	Name:
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	)	Title:	Authorised signatory

SIGNED for and on behalf of [__]	)
)
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	)	Name:	[__]
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